Sherry Bai BRAND GENERAL MANAGER – THE ORDINARY, CHINA SCALING NEXT-GENERATION ENGAGEMENT THROUGH SCIENCE AND LOCALLY RELEVANT INNOVATION Exhibit 99.8

Action Plan Priority #1 ACCELERATE BEST-IN-CLASS CONSUMER COVERAGE Recruit the next generation of consumers with social- first approach Action Plan Priority #2 CREATE TRANSFORMATIVE INNOVATION Optimize use of trusted ingredients Make breakthrough ingredients accessible to all Global vision, China speed

ACCELERATING CONSUMER COVERAGE DROVE CHINA RETAIL SALES TO $60M, >80% GROWTH IN FY26

SCALING THE BUSINESS

FY26

Over

$60M Retail Sales[1]

>80% VS. FY25

ALL CHANNELS

~3M

NEW CONSUMERS


The Ordinary.
Niacinamide 10% + Zinc 1%

WINNING WHERE CONSUMERS SHOP

TMALL

#2 Serum - by unique buyers[2]

#4 Lotion - by unique buyers[2]

DOUYIN

$11M Retail Sales[3]



DRIVING CONSUMER DEMAND

LITTLE RED BOOK SEARCH RANKING

Serum *#10* Lotion *#9*

AMONG TOTAL 17K NEW BEAUTY BRANDS IN CY25


Ordinary



Notes: 1. Total channel including cross border 2. TM Domestic + TM Global Internal CRM Data 3. DY Domestic+Global Flagship Store FY26 retail sales

Action Plan Priority #1 | Accelerate Best-in-Class Consumer Coverage

THE O. EXPANDS OUR REACH WITH CHINA'S NEXT GENERATION OF SKIN CARE CONSUMERS

RECRUIT THE NEXT GENERATION


CONSUMER AGE DISTRIBUTION
OTHERS
YOUNG CONSUMER
65%
35%
(18-24 y.o)
80%
20%
(15-24 y.o)
The Ordinary
Prestige Skincare[1]

Notes: 1. CY25 Kantar

QUALITY & TRANSPARENCY

~4.2 million

bottles sold in FY26


The Ordinary.
The Ordinary.

SCIENCE-LED AND HIGH EFFICACY


37%
% of search traffic begins with a skin concern, category or ingredient query

FAST SPEED AND LOCALLY RELEVANT INNOVATION EXPANDED GLYCOLIC ACID RETAIL SALES BY 137% Action Plan Priority #2 | Create Transformative Innovation CHINA REQUIRES A DIFFERENT FORMULA China permits a max AHA concentration of 6% The Ordinary’s global Glycolic Acid hero contains 7% FINDING THE RELEVANT INNOVATION FUELING GROWTH FY25 FY26 GLYCOLIC ACID RETAIL SALES ($M) $7M $16M +137% ERGOTHIONEINE RED Search Index (‘000) FEB 2024 FEB 2025AUG 2024MAY 2024 NOV 2024 50,788 448,360 221,656

Everyone’s Favorite Scientist Consistently reinforce brand persona across all touchpoints Ingredient-led Formulation Expand channel coverage and accelerate brand awareness growth as a recent market entrant No Celebrity Endorsements Deep network of formulators and skin-tellectuals Selective Distribution Leverage cutting-edge global science and technologies, alongside emerging ingredient trends in China, to drive highly relevant innovation Low Promotions Stay rooted in transparent and honest pricing GLOBAL FUNDAMENTALS CHINA GROWTH ENGINES REIMAGINE HOW WE BUILD BRANDS FY27: Scaling The Ordinary by protecting what makes it different